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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                 LKQ CORPORATION

                                    ARTICLE I

                                CORPORATE OFFICES

          SECTION 1. DELAWARE REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

          SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and outside the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. TIME AND PLACE. A meeting of stockholders for any purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. A meeting of the stockholders shall be held annually for the election of directors and for the transaction of such other business as may properly come before the meeting. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a

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brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and
(ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are beneficially owned by the stockholder. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Article II, Section 2. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted. The date, place and time of said annual meeting of the stockholders shall be determined by the board of directors.

          SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president and shall be called by the president or corporate secretary pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors. Such resolution shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the resolution.

          SECTION 4. NOTICE. Written notice of a meeting, annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than 60 days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than 20 nor more than 60 days before the date of the meeting.

          SECTION 5. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          SECTION 6. QUORUM. The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section. If, however, such quorum shall not be present or represented at a meeting of

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stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 7. REQUIRED VOTE. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, excluding, however, any shares where the holder has expressly indicated that the holder is abstaining from voting on the matter, shall decide any question (other than the election of directors which shall be determined by a plurality vote) brought before such meeting, unless the question is one upon which by express provision of law or statute or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SECTION 8. VOTING. Except as otherwise required by law or by the provisions of the certificate of incorporation or by the resolution or resolutions of the board of directors providing for the issue of any class or series of preferred stock of the corporation, the holders of the common stock of the corporation shall have sole voting power. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the corporate secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

          SECTION 9. MEETING PROCEDURE. Meetings of stockholders shall be presided over by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The corporate secretary, or in the absence of the corporate secretary an assistant corporate secretary, shall act as secretary of the meeting, but in the absence of the corporate secretary and any assistant corporate secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of any meeting of stockholders shall have full and complete

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authority over the interpretation of any rules, regulations or procedures prescribed in connection with such meeting, and there shall be no appeal from the ruling of the chairman. The chairman may ask or require anyone who is not a bona fide stockholder or holder of a valid proxy, or who is disrupting or inhibiting the orderly conduct of the meeting, to leave the meeting. If disorder or any other event should arise which prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his or her doing so, the meeting will be immediately adjourned until such later time as the chairman may determine, without notice other than the announcement at the meeting of the place, date and hour of the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 10. INSPECTORS. Prior to any meeting of stockholders, the board of directors or the president shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, the ballots and the regular books and records of the corporation, and the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

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                                   ARTICLE III

                                    DIRECTORS

          SECTION 1. NUMBER AND TERM. The number of directors constituting the whole board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. Directors shall be elected at annual meetings of stockholders, except as provided in Section 2 of this Article III, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Directors need not be stockholders. Nominations of persons for election to the board of directors of the corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the board of directors, by any committee or persons appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person,
(c) the class and number of shares of capital stock of the corporation that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the corporation that are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law or by the certificate of incorporation, any newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, as the case may be. If there are no directors in office, then an election of

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directors may be held in the manner provided by law. Any additional director of any class elected to fill a newly created directorship or vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

          SECTION 3. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

          SECTION 4. PLACE OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

          SECTION 5. REGULAR MEETINGS. A regular meeting of the board of directors may be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

          SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board and shall be called by the chairman of the board or corporate secretary on the written request of two directors, on not less than two days notice to each director.

          SECTION 7. QUORUM. At any meeting of the board of directors a majority of the total number of directors then constituting the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the certificate of incorporation or these bylaws. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

          SECTION 8. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

          SECTION 9. PARTICIPATION WITH COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by law or by the certificate of incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting

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of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence at the meeting.

          SECTION 10. COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by the affirmative vote of a majority of the entire board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; provided that at any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. The member of a committee of one or a majority of the members of any other committee shall constitute a quorum for the transaction of business at a meeting thereof, and action by any committee must be authorized by the affirmative vote of the member of a committee of one or of a majority of the members of any other committee present at a meeting at which a quorum is present. Each committee shall have a chairman, appointed by the board of directors, who shall preside at all meetings of such committee. Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

          Special meetings of any committee of the board may be called by the chairman of the board or the chairman of the committee on not less than two days notice to each member of the committee. Special meetings of any committee of the board at which members participate by means of conference telephone or similar communications equipment as provided by Section 9 of this Article III, and at which at least a majority of the members of the committee participate, may be called by the chairman of the board on not less than six hours notice to each member of the committee.

          SECTION 11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the

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corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.

          SECTION 12. RESIGNATION OF DIRECTORS. A resignation of a director shall be effective upon receipt by the chairman of the board of a signed written notice of such resignation, or, should such notice contain a specified date of resignation, at such specified date. No acceptance by the board of directors is required for such resignation to be effective.

                                   ARTICLE IV

                                     NOTICES

          SECTION 1. METHOD OF GIVING NOTICE. Whenever notice is required to be given to any director or stockholder pursuant to any provision of law, the certificate of incorporation, these bylaws or the resolutions or other governing provisions relating to a committee of the board of directors, such notice shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next business day if sent by overnight courier or after five business days if sent by mail. Notices shall be addressed to each director or stockholder at that person's address as it appears on the records of the corporation. Notice to directors may also be given by facsimile transmission to such number as shall appear on the records of the corporation, which facsimile notice shall be deemed to be given at the time of transmission thereof.

          SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given pursuant to any provision of law, the certificate of incorporation, these bylaws or the resolutions or other governing provisions relating to a committee of the board of directors, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

          SECTION 1. OFFICES. The officers of the corporation shall be elected by the board of directors and shall be a president, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a corporate secretary, a treasurer, a controller and such assistant corporate secretaries, assistant treasurers, assistant controllers and other subordinate officers as may be elected or appointed by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

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          SECTION 2.  ADDITIONAL OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the corporation shall be fixed by or under the direction of the board of directors.

          SECTION 4. TERM OF OFFICE AND VACANCY. Each officer shall hold office until a successor is chosen and qualifies or until the officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by or under the direction of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          SECTION 5. PRESIDENT. The president shall (a) be the chief executive officer of the corporation, (b) have immediate supervision and control over the business and operations of the corporation, subject to the direction of the board of directors, (c) see that all orders and resolutions of the board of directors are carried into effect and (d) have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          SECTION 6. VICE PRESIDENTS. In the absence of the president or in the event of the disability of the president, the vice president (or if there be more than one, first, the executive vice presidents (if any), then the senior vice presidents (if any), then the vice presidents, within each category in the order designated by the board of directors, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          SECTION 7. CORPORATE SECRETARY. The corporate secretary shall (a) attend all meetings of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the board of directors or the president. The corporate secretary shall have custody of the corporate seal of the corporation and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

          SECTION 8. ASSISTANT CORPORATE SECRETARIES. The assistant corporate secretary (or if there be more than one, the assistant corporate secretaries in the order determined by the board

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of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the corporate secretary or in the event of the disability of the corporate secretary, perform the duties and exercise the powers of the corporate secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          SECTION 9. TREASURER. The treasurer shall (a) have custody of the corporate funds and securities, (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, (c) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (d) keep full and accurate records of such receipts, deposits, and disbursements in books belonging to the corporation, (e) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer, and (f) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          SECTION 10. ASSISTANT TREASURERS. The assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          SECTION 11. CONTROLLER. The controller shall (a) be the principal accounting officer of the corporation, (b) supervise the preparation and maintenance of the accounting books, records and reports of the Company, (c) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the controller and of the financial condition of the corporation, and (d) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          SECTION 12. ASSISTANT CONTROLLERS. The assistant controller (or if there shall be more than one, the assistant controllers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the controller or in the event of the disability of the controller, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                                   ARTICLE VI

                               STOCK CERTIFICATES

          SECTION 1. RIGHT OF HOLDER TO CERTIFICATE. Each holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the president or a vice president and by the corporate secretary or an assistant corporate secretary, or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by

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him or her and sealed with the seal or a facsimile of the seal of the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such former officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

          SECTION 2. MORE THAN ONE CLASS OR SERIES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

          SECTION 3. UNCERTIFICATED SHARES. The board of directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificated or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

          SECTION 4. LOST CERTIFICATES. The board of directors or any two officers of the corporation authorized to sign a stock certificate as provided in Section 1 of this Article VI may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder thereof to have been lost, stolen or destroyed, upon compliance by such holder, or such holder's representatives, with such requirements as the board of directors or such officers may impose or authorize. Any authorization by the board of directors or the officers contemplated by the preceding sentence may be general or confined to specific instances.

          SECTION 5. REGISTRATION OF TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall cancel the old certificate, record the transaction upon its stock records, and either issue a new certificate to the person entitled thereto or credit the proper number of shares to an

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account of the person entitled thereto maintained on the books of the corporation. Upon request the corporation or transfer agent shall issue a certificate for all or any part of the shares held in such an account.

          SECTION 6. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VII

                                OTHER PROVISIONS

          SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and requirements of applicable law.

          SECTION 2. SIGNATURES ON CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

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          SECTION 3.  FISCAL YEAR. The fiscal year of the corporation shall end on December 31 in each year.

          SECTION 4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled under applicable law to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any amendment or repeal of this bylaw shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

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                            CERTIFICATE BY SECRETARY
                                       OF
                               ADOPTION OF AMENDED
                                       AND
                                 RESTATED BYLAWS
                                       OF
                                 LKQ CORPORATION

          The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of LKQ Corporation and that the foregoing Amended and Restated Bylaws, comprising 13 pages, were adopted as the Bylaws of the corporation on June 5, 2003 by the Board of Directors of the corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on June 5, 2003.


/s/ Victor M. Casini
Victor M. Casini, Secretary

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